UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2010

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 N. Central Expressway, Suite 1755 Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2010, DMLP, Ltd., TransAtlantic Exploration Mediterranean International Pty. Ltd., Talon Exploration, Ltd. and TransAtlantic Turkey, Ltd. (collectively, the “Borrowers”) entered into a waiver (the “Credit Agreement Waiver”) to that certain Credit Agreement (the “Credit Agreement”), dated as of December 21, 2009, among the Borrowers, Incremental Petroleum (Selmo) Pty. Ltd., Transatlantic Worldwide, Ltd., Transatlantic Petroleum (USA) Corp. and TransAtlantic Petroleum Ltd., Standard Bank Plc and BNP Paribas (Suisse) SA. Each of the Borrowers is a wholly-owned subsidiary of TransAtlantic Petroleum Ltd. (the “Company”).

The Credit Agreement Waiver is effective as of November 22, 2010 and waives the requirement pursuant to Section 3.2(b) of the Credit Agreement that the borrowing base be redetermined based on an internal reserves report dated as of June 30, 2010. The Credit Agreement Waiver does not apply to borrowing base redeterminations based on internal reserves reports to be delivered as of June 30, 2011 or as of June 30th in subsequent years in accordance with the Credit Agreement. Pursuant to the Credit Agreement Waiver, the Borrowers are required to deliver to Standard Bank Plc, as technical agent, by no later than February 28, 2011, an independent reserves report dated as of December 31, 2010 and such other information as may be reasonably requested by the technical agent or any lender. In addition, the Credit Agreement Waiver decreased the borrowing base to $37.0 million effective as of January 1, 2011 until the effective date of the redetermination based on the independent reserves report dated as of December 31, 2010. The aggregate commitments of the lenders remained at $45.0 million.

The foregoing description of the Credit Agreement Waiver does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Waiver, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Waiver to Credit Agreement, dated as of November 22, 2010, by and among DMLP, Ltd., TransAtlantic Exploration Mediterranean International Pty. Ltd., Talon Exploration, Ltd. and TransAtlantic Turkey, Ltd., as borrowers, Incremental Petroleum (Selmo) Pty. Ltd., TransAtlantic Worldwide, Ltd., TransAtlantic Petroleum (USA) Corp. and TransAtlantic Petroleum Ltd., as guarantors, the lenders as defined in the Credit Agreement, and Standard Bank Plc, as the administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2010

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Waiver to Credit Agreement, dated as of November 22, 2010, by and among DMLP, Ltd., TransAtlantic Exploration Mediterranean International Pty. Ltd., Talon Exploration, Ltd. and TransAtlantic Turkey, Ltd., as borrowers, Incremental Petroleum (Selmo) Pty. Ltd., TransAtlantic Worldwide, Ltd., TransAtlantic Petroleum (USA) Corp. and TransAtlantic Petroleum Ltd., as guarantors, the lenders as defined in the Credit Agreement, and Standard Bank Plc, as the administrative agent.